UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

L3 TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	001-14141	13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2017, L3 Technologies, Inc. (the “Company”) held its 2017 Annual Meeting as described in the definitive proxy statement for the Annual Meeting filed on March 27, 2017. A quorum was present at the meeting as required by the Company’s Amended and Restated Bylaws. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:

Proposal 1 – Election of Directors

The following ten directors were elected to the Board of Directors of the Company to serve as directors until the 2018 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes

Claude R. Canizares	62,993,974	1,769,950	608,943	6,856,586

Thomas A. Corcoran	62,869,453	1,873,580	629,834	6,856,586

Ann E. Dunwoody	64,020,710	836,159	515,998	6,856,586

Lewis Kramer	63,397,597	1,366,562	608,708	6,856,586

Robert B. Millard	62,959,452	1,794,672	618,743	6,856,586

Lloyd W. Newton	64,122,977	627,909	621,981	6,856,586

Vincent Pagano, Jr.	63,400,846	1,374,780	597,241	6,856,586

H. Hugh Shelton	63,941,679	832,523	598,665	6,856,586

Arthur L. Simon	62,666,459	2,057,135	649,273	6,856,586

Michael T. Strianese	62,111,138	2,484,612	777,117	6,856,586

Proposal 2 – Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified.

Votes For	Votes Against	Votes Abstained

70,383,242	1,409,091	437,120

Proposal  3 – Amend and restate the Company’s Restated Certificate of Incorporation to eliminate all provisions requiring more than a simple majority vote

The shareholders did not approve the proposal to eliminate all provisions requiring more than a simple majority vote.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

64,036,474	956,749	379,644	6,856,586

Proposal  4 – Approve the L3 Technologies, Inc. Amended and Restated 2012 Cash Incentive Plan

The shareholders approved the L3 Technologies, Inc. Amended and Restated 2012 Cash Incentive Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

62,383,253	2,217,472	772,142	6,856,586

Proposal  5 – Approve, in a non-binding, advisory vote, the compensation paid to our named executive officers

The shareholders approved in a non-binding, advisory vote, the compensation paid to our named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

61,824,902	2,619,717	928,248	6,856,586

Proposal  6 – Approve, in a non-binding, advisory vote, whether a shareholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

The shareholders voted for one year with respect to the frequency with which shareholders are provided a non-binding, advisory vote on the compensation paid to our named executive officers.

1 Yr	2 Yrs	3 Yrs	Votes Abstained	Broker Non-Votes

57,596,596	925,227	6,442,682	408,362	6,856,586

As described above, the shareholders voted, in an advisory, non-binding vote, in favor of having a shareholder vote to approve the compensation of the Company’s named executive officers every year. In light of such vote, and consistent with the Company’s recommendation, the Company’s Board of Directors determined that it currently intends to include an advisory, non-binding vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 TECHNOLOGIES, INC.

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: May 10, 2017